PROXY                                                  CYANOTECH CORPORATION                                      PROXY
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY AUGUST 22, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ronald P. Scott and Gerald R. Cysewski and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held at the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii on Thursday, August 22, 2002 at 7:00 p.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 8, 2002.

1.	ELECTION OF DIRECTORS
	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees. (To withhold authority to vote for any nominee, strike a line through nominee's name in list below.)

Directors to be elected by holders of Common Stock: GERALD R. CYSEWSKI, ERIC H. REICHL, DAVID I. ROSENTHAL, RONALD P. SCOTT, JOHN T. WALDRON, PAUL C. YUEN

2.	RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.	For	Against	Abstain

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING.

        All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

        Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Dated: 2002

Signature

Signature

Please sign and date this proxy and return it promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.